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                                                             Exhibit 10.6

                              EMPLOYMENT AGREEMENT

        EMPLOYMENT AGREEMENT, dated as of January 1, 1999 (this "Agreement"), between CD RADIO INC., a Delaware corporation (the "Company"), and DAVID MARGOLESE (the "Executive").

        In consideration of the mutual covenants and conditions set forth herein, the Company and the Executive hereby agree as follows:

        1. Employment. The Company hereby employs the Executive, and the Executive hereby accepts employment with the Company, subject to the terms and conditions of this Agreement.

        2. Duties and Reporting Relationship. (a) The Executive shall be employed in the capacity of Chairman and Chief Executive Officer of the Company. During the Term (as defined below), the Executive shall, on a full-time basis, use his skills and render services to the best of his ability in supervising and conducting the business and affairs of the Company and, in addition, shall perform such other duties consistent with his position as the Board of Directors of the Company shall, from time to time, reasonably direct. As part of his duties as Chairman and Chief Executive Officer, the Executive shall be responsible for, and have general supervisory and executive control over, the day-to-day operations of the Company. It is acknowledged that the Executive has made, and may continue to make, passive investments which will require a portion of his time and attention but Executive agrees that such investments will not interfere with his full-time commitment to the Company. The Executive shall not be required by this Agreement to perform duties for any entity other than the Company and its subsidiaries.

        (b) The Executive shall perform his duties and conduct his business at the principal offices of the Company in New York, New York, as the Company's affairs shall require, and nothing in this Agreement shall cause the Executive to perform his duties outside New York City except for required travel on the Company's business consistent with the Executive's position, duties and responsibilities.

        (c) The Executive shall report to the Board of Directors of the Company.

        3. Term. The term of this Agreement shall commence on January 1, 1999 and end on December 31, 2003, unless terminated earlier pursuant to the provisions of Paragraph 6 below (the "Term").

        4. Compensation. (a) Annual Base Salary. During the Term, the Executive shall be paid a base salary in following amounts:


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

                   Period                                      Amount
                   ------                                      ------
   From January 1, 1999 to December 31, 1999                  $450,000
   From January 1, 2000 to December 31, 2000                  $500,000
   From January 1, 2001 to December 31, 2001                  $550,000
   From January 1, 2002 to December 31, 2002                  $600,000
   From January 1, 2003 to December 31, 2003                  $650,000


All amounts paid to the Executive under this Agreement shall be in U.S. dollars. Executive's base salary shall be paid at least monthly and, at the option of the Company, may be paid more frequently. In the event the Executive's employment is terminated during the Term, the Executive's base salary shall be prorated for such partial year.

        (b) Stock Options. Subject to the terms and conditions of this Agreement, effective as of the date of this Agreement, the Company hereby grants to the Executive the option to purchase 1,800,000, shares (the "Options") of the Company's common stock, par value $0.001 per share (the "Common Stock"), at a price per share of $31.25, on such terms and subject to such conditions as are set forth in the option agreement attached to this Agreement as Exhibit A. The grant of the Options contained in this Agreement is subject to the approval by the holders of a majority of the voting stock of the Company of an amendment to the Company's Amended and Restated 1994 Stock Option Plan to increase the number of shares available under such Plan and to increase the number of option shares which may be granted to any single executive in a given year to accommodate the grant of Options contemplated by this Agreement.

        (c) All compensation paid to the Executive hereunder shall be subject to any payroll and withholding deductions required by any applicable law, including, without limitation, as of the date hereof, federal, New York state and New York City income tax withholding, federal unemployment tax and social security (FICA).

        5. Additional Compensation; Expenses and Benefits. (a) The Company shall promptly reimburse the Executive for all reasonable and necessary business expenses incurred and advanced by him in carrying out his duties under this Agreement. The Executive shall present to the Company from time to time an itemized account of such expenses in such form as may be required by the Company from time to time.

        (b) During the Term, the Executive shall be entitled to participate fully in any benefit plans, programs, policies and any fringe benefits which may be made available to the officers of the Company generally including but not limited to medical, dental and life insurance; provided, that the Executive shall participate in any bonus, stock option, phantom stock, restricted stock or stock purchase or compensation plan currently in effect or subsequently established by the Company to the extent, and only to the extent, authorized by the applicable plan document or the Board of Directors or the Compensation Committee thereof.

        6. Termination. (a) Termination for Cause. At any time during the Term, the

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Company has the right and may elect to terminate this Agreement for Cause.
For purposes of this Agreement, "Cause" shall be limited to (i) any action by the Executive involving willful malfeasance having a material adverse effect on the business or prospects of the Company; provided that any action by the Executive shall not constitute "Cause" if, in good faith, the Executive believed such action to be in or not opposed to the best interests of the Company, or if the Executive shall be entitled, under applicable law or the Articles of Incorporation or Bylaws of the Company, to be indemnified with respect to such action; or (ii) the Executive being convicted of a felony. Termination or the Executive for Cause pursuant to this Paragraph 6(a) shall be communicated by a Notice of Termination. For purposes of this Agreement a "Notice of Termination" shall mean delivery to the Executive of a copy of a resolution or resolutions duly adopted by the affirmative vote of not less than a majority of the directors present and voting at a meeting of the Company's Board of Directors called and held for that purpose after reasonable notice to the Executive and reasonable opportunity for the Executive, together with the Executive's counsel, to be heard before the Board prior to such vote, finding that in the good faith opinion of the Board the Executive was guilty of conduct set forth in the first sentence of this Paragraph 6(a) and specifying the particulars thereof in detail (the date of such termination by the Board is referred hereinafter as the "Termination Date"). For purposes of this Agreement, no such purported termination of the Executive's employment shall be effective without such Notice of Termination.

        (b) Death or Disability. (i) This Agreement and the Executive's employment hereunder shall terminate upon the death of the Executive during the Term. The date of the Executive's death is referred to in this Agreement as the "Termination Date."

        (ii) If the Executive is unable to perform the duties and functions of his position because of a disability within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), for an uninterrupted period of one hundred eighty (180) days from the date on which the Executive was first unable to perform his duties, and the Company, in its reasonable judgment, determines that the exigencies created by the Executive's disability are such that termination is warranted, the Company shall have the right and may elect to terminate the services of the Executive by a Notice of Disability Termination. For purposes of this Agreement, a "Notice of Disability Termination" shall mean a written notice which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under this Section 6(b)(ii). For purposes of this Agreement, no such purported termination by the Company shall be effective without such Notice of Disability Termination. The day after such written notice has been delivered to the Executive shall be referenced herein as the "Termination Date."

        (c) Voluntary Resignation. Should the Executive wish to resign from his position with the Company for other than Good Reason (as defined below) during the term of his employment, the Executive shall give sixty (60) days prior written notice to the Company, setting forth the reasons and specifying the date as of which his resignation is to become effective. The date specified in such written notice is referred to herein as the "Termination Date." Failure to provide such notice shall entitle the Company to fix the Termination Date

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as of the last business day on which the Executive reported for work at his principal place of employment with the Company.

        (d) Without Cause. The Company shall have the absolute right to terminate the Executive's employment without cause at any time. If the Company elects to terminate the Executive without cause, the Company shall give sixty
(60) days written notice to the Executive. The date that is sixty (60) days after such notice is given to the Executive shall be referred to herein as the "Termination Date."

        (e) For Good Reason. Should the Executive wish to resign from his position with the Company for Good Reason during the Term, the Executive shall give thirty (30) days prior written notice to the Company, setting forth the reasons and specifying the date as of which his resignation is to become effective. The date specified in such written notice is referred to herein as the "Termination Date." Failure to provide such notice shall entitle the Company to fix the Termination Date as of the last business day on which the Executive reported for work at his principal place of employment with the Company.

        For purposes of this Agreement, "Good Reason" shall mean the occurrence of any of the following (without the Executive's express prior written consent):

               (i) the assignment to the Executive by the Company of duties inconsistent with the Executive's positions, duties, responsibilities, titles or offices at the commencement of the employment term, or any material reduction in his duties or responsibilities or any removal of the Executive from or any failure to re-elect the Executive to any of such positions, except in connection with the termination of the Executive's employment for Cause, disability or as a result of the Executive's death or by the Executive other than for Good Reason; or

               (ii) a relocation of the Company's principal executive offices to a location outside of the New York metropolitan area; or

               (iii) any material breach by the Company of any provision of this Agreement which breach is not cured within fifteen (15) business days following notice of such breach.

        (f) Compensation and Benefits Upon Termination. If the employment of the Executive is terminated for any reason except (i) by the Company for Cause, (ii) by Executive for other than for Good Reason, or (iii) by reason of death or disability, the Executive shall be entitled to receive, and the Company shall pay without setoff, counterclaim or other withholding, the sum of $5,000,000. Such amount shall be paid to Executive by wire transfer on or before the tenth business day following Executive's termination.

        7. Change of Control Matters. (a) If following the occurrence of a Change in Control the employment of the Executive is terminated for any reason (including by the Executive for Good Reason), the Executive shall be entitled to receive, and the Company


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shall pay without setoff, counterclaim or other withholding, the sum of
$8,000,000. Such amount shall be paid to Executive by wire transfer on or before the business day of the Executive's termination.

        (b) If as a result of a Change in Control, the Executive is required to pay an excise tax on "excess parachute payments" (as defined in Section 280G(b) of the Code) under Section 4999 of the Code solely as a result of an acceleration of the vesting of options, the Company shall reimburse the Executive for the amount of such taxes paid. In addition, the Company shall pay the Executive such additional amounts as are necessary to place the Executive in the same financial position that he would have been in if he had not incurred any tax liability under Section 4999 of the Code as a result of such change in control; provided, however, that the Company shall in no event pay the Executive any amounts with respect to any penalties or interest due under any provision of the Code. The determination of the amount, if any, of any "excess parachute payments" and any tax liability under Section 4999 of the Code shall be made by a nationally-recognized independent accounting firm selected by the Executive. The fees and expenses of such accounting firm shall be paid by the Company. The determination of such accounting firm shall be final and binding on the parties. The Company agrees to pay to the Executive any amounts to be paid or reimbursed under this Paragraph 7 within three (3) days after receipt by the Company of written notice from the accounting firm which sets forth such accounting firm's determination.

        (c) For the purposes of this Agreement, "Change in Control" shall occurrence of any of the following events: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act")), other than the Executive is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 40% of the total outstanding voting stock of the Company; (b) the Company consolidates with, or merges with or into another person or conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person, or any person consolidates with or merges with or into the Company, in any such event, pursuant to a transaction in which the outstanding voting stock of the Company is converted into or exchanged for cash, securities or other property; (c) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election to such Board of Directors, or whose nomination for election by the stockholders of the Company, was approved by a vote of 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or (d) the Company is liquidated or dissolved or a special resolution is passed by the stockholders of the Company approving the plan of liquidation or dissolution.

        8. Nondisclosure of Confidential Information. The Executive acknowledges that in the course of his employment hereunder he will occupy a position of trust and confidence.

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                                                                            6



The Executive shall not, except as may be required to perform his duties hereunder or as required by applicable law, disclose to others or use, whether directly or indirectly, any Confidential Information regarding the Company and its proposed business and operations. "Confidential Information" shall mean information about the Company and its proposed business and operations that is not disclosed by the Company for financial reporting purposes and that was learned by Executive in the course of his employment by the Company, including (without limitation) any proprietary knowledge, patents, trade secrets, data, formulae, information and client and customer lists and all papers, resumes and records (including computer records) of the documents containing such Confidential Information. The Executive acknowledges that such Confidential Information is specialized, unique in nature and of great value to the Company, and that such information gives the Company a competitive advantage. The Executive agrees to deliver or return to the Company, at the Company's request at any time or upon termination or expiration of his employment or as soon as possible thereafter, all documents, computer tapes and disks, records, lists, data, drawings, prints, notes and written information (and all copies thereof) furnished by the Company or prepared by the Executive in the course of his employment by the Company and its Subsidiaries.

        9. Covenant Not to Compete. For a period beginning on the date of this Agreement and ending two (2) years after the Termination Date (the "Restricted Period"), unless the Executive has been terminated without Cause, or has resigned for Good Reason, the Executive will not, directly or indirectly, enter into the employment of, render services to or acquire any interest whatsoever in (whether for his own account as an individual proprietor, or as a partner, associate, stockholder, officer, director, consultant, trustee or otherwise), or otherwise assist, any person or entity engaged in any operations in North America involving the transmission of radio entertainment programming in competition with the Company or that competes, or is likely to compete, with any other aspect of the business of the Company as conducted on the Termination Date; provided, that nothing in this Agreement shall prevent the purchase or ownership by the Executive by way of investment of up to nine percent (9%) of the shares or equity interest of any corporation or other entity. Without limiting the generality of the foregoing, the Executive agrees that during the two (2) year Restricted Period, the Executive will not call on or otherwise solicit business or assist others to solicit business from any of the customers or potential customers of the Company as to any product or service that competes with any product or service provided or marketed by or actually under development by the Company at the Termination Date. The Executive furthermore agrees that during the Restricted Period he will not solicit or assist others to solicit the employment of or hire any employee of the Company without the prior written consent of the Company.

        10. Remedies. The Executive agrees that damages for breach of his covenants under Paragraph 9 above will be difficult to determine and inadequate to remedy the harm which may be caused thereby, and therefore consents that these covenants may be enforced by temporary or permanent injunction without the necessity of bond. Such injunctive relief shall be in addition to and not in place of any other remedies available at law or equity. The Executive believes that the provisions of this Agreement are reasonable and that the Executive is capable of gainful employment without breaching this Agreement. In


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the event any court or tribunal declines to enforce any provision of Paragraph 8 or 9 of this Agreement, this Agreement shall, to the extent applicable in the circumstances before such court or tribunal, be deemed to be modified to restrict the Executive's competition with the Company to the maximum extent of time, scope and geography which the court or tribunal shall find enforceable, and such provisions shall be so enforced. The losing party shall reimburse the prevailing party for any costs and attorneys fees incurred in connection with any action to enforce the covenants contained in Paragraph 8 of this Agreement. The Company and the Executive shall have available to them all remedies at law and in equity for the enforcement of this Agreement, which remedies (including but not limited to termination of this Agreement as provided herein) shall be cumulative and not elective.

        11. Indemnification. The Company shall indemnify the Executive to the full extent provided in the Company's Certificate of Incorporation and Bylaws and the law of the State of Delaware in connection with his activities as an officer and director of the Company.

        12. Entire Agreement. The provisions contained herein and the exhibits hereto constitute the entire agreement between the parties with respect to the subject matter hereof and supersede any and all prior agreements, understandings and communications between the parties, oral or written, with respect to such subject matter.

        13. Modification. Any waiver, alteration, amendment or modification of any provisions of this Agreement and the exhibits hereto shall not be valid unless in writing, approved by a majority of the directors of the Company who are not full time employees of the Company, and signed by both the Executive and the Company.

        14. Severability. If any provision of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof, which shall remain in full force and effect.

        15. Assignment. The Executive may not assign any of his rights or delegate any of his duties hereunder without the written consent of the Company. The Company may not assign any of its rights or delegate any of its obligations hereunder.

        16. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the successors in interest of the Executive and the Company.

        17. Notice. All notices and other communications required or permitted hereunder shall be made in writing and shall be deemed effective when initially transmitted by courier or facsimile transmission and five (5) days after mailing by registered or certified mail:

               (i)    if to the Company:

                      CD Radio Inc.
                      1221 Avenue of the Americas
                      37th Floor
                      New York, New York 10036

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                      Attention: General Counsel

               (ii)   if to the Executive:

                      David Margolese
                      c/o Metromedia Inc.
                      2171 Avenue Road
                      Suite 202
                      Toronto, Ontario, Canada  M5M  4B4

or to such other person or address as either of the parties shall furnish in writing to the other party from time to time.

        18. Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York.

        19. Attorneys' Fees. In the event of arbitration arising out of or in connection with this Agreement, the prevailing party shall be entitled to recover from the other party all of its attorneys' fees and other expenses incurred in connection with such arbitration.

        20. Non-Mitigation. After the termination of his employment hereunder, the Executive shall not be required to mitigate damages or the amount of any benefit or payment provided under this Agreement by seeking other employment, or otherwise; nor shall the amount of any benefit or payment provided for under this Agreement be reduced by any compensation earned by the Executive as the result of employment by another employer.


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                                                                              9


        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above mentioned.

                                    CD RADIO INC.


                                    By: /s/ Patrick L. Donnellly
                                        ------------------------------------
                                           Patrick L. Donnelly
                                           Executive Vice President,
                                           General Counsel and Secretary


                                    EXECUTIVE



                                        /s/ David Margolese
                                    -------------------------------------------
                                            David Margolese




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